Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: +1-704-275-9113
E: IR@AltisourceAMC.com

Altisource Asset Management Corporation Reports First Quarter 2023 Results

CHRISTIANSTED, U.S. Virgin Islands, May 15, 2023 (BUSINESS WIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) today announced financial and operating results for the first quarter of 2023.

First Quarter 2023 Results and Recent Developments

•Through May 12, 2023, the Company has received total net loan submissions of $107 million from both its direct to borrower and wholesale channels.

•The Company entered into forward contracts to sell alternative credit products to three additional institutional counterparties, bringing our total to five, that manage insurance and credit investments. One of the new institutions has over $500 billion in assets under management.

•AAMC repurchased 27,441 shares of its common stock for a total of $1.5 million during the first quarter of 2023.

•First quarter earnings improved by $1.1 million, reducing the first quarter loss to $3.0 million on revenue of $2.1 million from the fourth quarter 2022.

About AAMC

AAMC is a private credit provider that originates alternative assets to provide liquidity and capital to under-served markets. Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations, and assumptions with respect to, among other things, the Company’s financial results, margins, employee costs, future operations, business plans including its ability to sell loans and obtain funding, and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe,” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation, our ability to develop our businesses, and to make them successful or sustain the performance of any such businesses; our ability to purchase, originate, and sell loans, our ability to obtain funding, market and industry conditions, particularly with respect to industry margins for loan products we may purchase, originate, or sell as well as the current inflationary economic and market conditions and rising interest rate environment; our ability to hire employees and the hiring of such employees; developments in the litigation regarding our redemption obligations under the Certificate of Designations of our Series A Convertible Preferred Stock; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Altisource Asset Management Corporation
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31,
	2023	2022
Revenues:
Loan interest income	$2,036	$—
Loan fee income	85	—
Realized gains on loans held for sale, net	10	—
Total revenues	2,131	—

Expenses:
Salaries and employee benefits	1,864	924
Legal fees	441	1,357
Professional fees	480	266
General and administrative	934	729
Servicing and asset management expense	183	—
Acquisition charges	—	424
Interest expense	1,082	—
Direct loan expense	263	—
Loan sales and marketing expense	409	—
Total expenses	5,656	3,700

Other income (expense):
Change in fair value of loans	849	—
Realized losses on sale of held for investment loans, net	(275)	—
Other	(2)	8
Total other income	572	8

Net loss before income taxes	(2,953)	(3,692)
Income tax expense (benefit)	35	5
Net loss attributable to common stockholders	$(2,988)	(3,697)
Gain on preferred stock transaction	—	5,122
Numerator for earnings per share	$(2,988)	$1,425

(Loss) income per share of common stock – Basic:
(Loss) income per basic common share	$(1.68)	$0.69
Weighted average common stock outstanding	1,777,135	2,056,666

(Loss) income per share of common stock – Diluted:
(Loss) income per diluted common share	$(1.68)	$0.66
Weighted average common stock outstanding	1,777,135	2,174,002

Altisource Asset Management Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Loans held for sale, at fair value	$13,475	$11,593
Loans held for investment, at fair value	65,316	83,143
Cash and cash equivalents	11,836	10,727
Restricted cash	2,049	2,047
Other assets	10,642	10,137
Total assets	$103,318	$117,647

LIABILITIES AND EQUITY
Liabilities
Accrued expenses and other liabilities	$8,862	$10,349
Lease liabilities	1,232	1,323
Credit facilities	43,234	51,653
Total liabilities	53,328	63,325

Commitments and contingencies

Redeemable preferred stock:
Preferred stock, $0.01 par value, 250,000 shares authorized as of March 31, 2023 and December 31, 2022. 144,212 shares issued and outstanding and $144,212 redemption value as of March 31, 2023 and December 31, 2022, respectively.	144,212	144,212

Stockholders' deficit:
Common stock, $0.01 par value, 5,000,000 authorized shares; 3,434,294 and 1,758,421 shares issued and outstanding, respectively, as of March 31, 2023 and 3,432,294 and 1,783,862 shares issued and outstanding, respectively, as of December 31, 2022.	34	34
Additional paid-in capital	149,170	149,010
Retained earnings	38,528	41,516
Accumulated other comprehensive income	20	20
Treasury stock, at cost, 1,675,873 shares as of March 31, 2023 and 1,648,432 shares as of December 31, 2022.	(281,974)	(280,470)
Total stockholders' deficit	(94,222)	(89,890)
Total Liabilities and Equity	$103,318	$117,647